UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN 55345

(Address of principal executive offices)

(952) 564-3500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2014, Wireless Ronin Technologies, Inc. (“Wireless Ronin” or the “Company”) entered into a Securities Purchase Agreement with institutional and accredited investors pursuant to which it offered and issued an aggregate of 5,190,000 shares of the Company’s Series A Convertible Preferred Stock at $1.00 per share, and issued five-year warrants to purchase an aggregate of 6,487,000 shares of its common stock at a per-share price of $0.50 (subject to adjustment), in a private placement exempt from registration under the Securities Act of 1933.

The preferred stock entitles its holders to a 6% dividend, payable semi-annually in cash or in kind, and may be converted to Wireless Ronin common stock at the option of a holder at an initial conversion price of $0.40 per share, subject to adjustment.  Subject to certain conditions, the Company may call and redeem the preferred stock after three years.  During such time as a majority of the preferred stock sold remains outstanding, holders will have the right to elect a member to the Board of Directors of the Company. The preferred stock has full-ratchet price protection in the event that the Company issues common stock below the conversion price, as adjusted, subject to certain customary exceptions. The warrants issued to purchasers of the preferred stock contain weighted-average price protection in the event that the Company issues common stock below the exercise price, as adjusted, subject to certain customary exceptions. In the Securities Purchase Agreement, the Company granted purchasers of the preferred stock certain registration rights pertaining to the shares of Company common stock they may receive upon conversion of their preferred stock and upon exercise of their warrants.

Wireless Ronin offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. The offer and sale of securities in the private placement were not registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement of the securities, the Company paid commissions to a placement agent aggregating $328,299.65. The disclosure about the private placement contained in this report do not constitute an offer to sell or a solicitation of an offer to buy any securities of Wireless Ronin, and are made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

 In connection with the offer and sale of the preferred stock, Wireless Ronin filed a Certificate of Designation for the Series A Convertible Preferred Stock on August 19, 2014, setting forth the rights, preferences and privileges of such preferred stock.

On August 20, 2014, Wireless Ronin entered into an Amendment to Merger Agreement (the “Amendment to Merger Agreement”) with Creative Realities, LLC (“Creative Realities”), amending certain terms and conditions of that certain Agreement and Plan of Merger dated as of June 26, 2014 (the “Merger Agreement”). Specifically, the Amendment to Merger Agreement provides that the sole member of Creative Realities will receive an additional 800,000 shares of common stock of Wireless Ronin upon completion of the merger transaction contemplated by the Merger Agreement.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, the form of Warrant, and the Amendment to Merger Agreement, all of which are filed as exhibits to this report. In addition, the disclosures in Item 5.02 regarding the employment agreement entered into with Paul Price and the amendment to the employment agreement of Scott Koller are incorporated herein by this reference.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 20, 2014, Wireless Ronin and Creative Realities completed the merger transaction originally contemplated by the Merger Agreement, as defined above and as amended by the Amendment to Merger Agreement. Upon the consummation of the merger, Creative Realities merged with a wholly owned subsidiary of Wireless Ronin, survived the merger, and thereby became a wholly owned operating subsidiary of Wireless Ronin. The merger was completed by the filing of a Certificate of Merger with the Delaware Secretary of State. Creative Realities helps retailers and brands use the latest technologies to improve the shopping experience. Founded 16 years ago, Creative Realities’ evolving client base has led to recognized leadership in marketing technology, consulting, design, and deployment. The firm works with customers such as Adidas, Adspace, Aramark, Calvin Klein, Caterpillar, Chrysler, KFC, Macy’s, Nestle, Rite Aid and Sunglass Hut, among other Global Fortune 500 companies, to design, build and manage marketing technology-based experiences that drive business results.

At the effective time of the merger, and pursuant to the Merger Agreement as amended, Slipstream Funding, LLC (“Slipstream”), as the sole member of Creative Realities, received shares of Wireless Ronin common stock equivalent to approximately 59.2% of Wireless Ronin’s common stock issued and outstanding on a modified fully diluted and post-merger basis, together with a warrant to purchase an additional number of Wireless Ronin common shares equal to 1.5% of Wireless Ronin’s common stock outstanding immediately after the merger, calculated on a modified fully diluted basis. As a result of the merger transaction and a contemporaneous investment in the Company’s Series A Convertible Preferred Stock, Slipstream and its affiliates beneficially own approximately 45.8% of Wireless Ronin common stock, calculated on a fully diluted basis. At the effective time of the merger, certain directors of Wireless Ronin furnished their resignations and appointed new persons to the board to fill the vacancies created by the resignations (see Item 5.02 for further information). In connection with the consummation of the merger, the Company granted to Slipstream certain demand and piggy-back registration rights pertaining to the shares of Company common stock Slipstream received in the connection with the merger and those shares of Company common stock to be issued upon the exercise of Slipstream’s warrant issued in connection with the merger.

Exhibit 99.1 filed with this report contains the audited financial statements of Creative Realities, LLC and the related audit report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 regarding the offer and sale of Series A Convertible Preferred Stock and warrants are incorporated into this item by this reference.

Item 5.01	Change in Control of Registrant.

The disclosures in Item 2.01 regarding the consummation of the merger transaction with Creative Realities, LLC are incorporated into this item by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2014, Messrs. Steve Birke, Scott Koller and Howard Liszt resigned their positions on the Board of Directors of Wireless Ronin and Messrs. Paul Price, Alec Michaels and David Bell were appointed by the board to fill the vacancies created by those resignations. At the time of their resignations, Messrs. Birke and Liszt each served on the board’s audit and compensation committees. On the same date, Mr. Scott Koller resigned his position as Chief Executive Officer of Wireless Ronin but retained the title of President, and Mr. Paul Price was appointed as the Chief Executive Officer of Wireless Ronin. Mr. John Walpuck retained his titles of Chief Financial Officer and Chief Operating Officer.

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Biographical information about new directors and management team members Paul Price, Alec Michaels and David Bell is below:

Paul Price is Chief Executive Officer of Wireless Ronin and Creative Realities. Leading its innovative combination of marketing technology-enabled experience planning, design, deployment and support services, he has rapidly evolved Creative Realities from a digital signage company into a marketing technology solutions company focused on helping retailers and brands use the latest technologies to improve their shopping experiences. Mr. Price’s marketing career spans 25 years, consulting to leading marketers such as ExxonMobil, Coca-Cola, Macy’s and Pfizer. He has led multiple marketing services companies across direct marketing, digital, brand identity and advertising disciplines, as well as cross-functional combinations for large global clients at Omnicom. Mr. Price’s success is marked by a collaborative management style that encourages innovative, consumer-centric approaches to the marketing challenge of the 21st century, particularly the impact of new marketing technology at retail. His extensive career as a marketing and brand advisor spans almost every category, from retail to packaged goods, technology to services and healthcare. Paul has garnered numerous industry honors and awards — most recently, he was chosen as a 2011 Global Innovator by The Internationalist and named in the 2009 Advertising Age A-List. His thought leadership in marketing technology has led to a number of speaking engagements in the U.S. and worldwide.

Alec Machiels is a Partner at Pegasus Capital Advisors, L.P., a private equity fund manager. Mr. Machiels is a member of the firm's Executive and Investment Committees. He has over 15 years of private equity investing and investment banking experience. Mr. Machiels is a current director serving on the Board of Directors of Molycorp, Inc. Previously, Mr. Machiels was a Financial Analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman Sachs and Co. in New York. Investments in which he has been highly involved in include Pure Biofuels, Molycorp Minerals, Traxys, Slipstream Communications, Coffeyville Resources and Merisant Company. He also served as a member of the Board of Trustees of the American Federation of Arts where he chaired the endowment committee. Mr. Machiels is a graduate of Harvard Business School, KU Leuven Law School in Belgium and Konstanz University in Germany.

David Bell brings over 40 years of advertising and marketing industry experience to the board, including serving as CEO of three of the largest companies in the industry–Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Since 2007, Mr. Bell has led Slipstream Communications, which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. He is currently a Senior Advisor to AOL and has been an Operating Advisor at Pegasus Capital Advisors since 2004. He has also served on the boards of multiple publicly-traded companies, including Lighting Science Group Corporation and Point Blank Solutions, Inc., and Primedia, Inc., and served as President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005. Mr. Bell currently serves on the Board of Directors of Time, Inc.

In connection with the appointment of Paul Price as the Company’s Chief Executive Officer, Wireless Ronin entered into an employment agreement with Mr. Price. Under that employment agreement, Mr. Price will serve as the Company’s Chief Executive Officer. The agreement is effective for a one-year term, which automatically renews for additional one-year periods unless either the Company or Mr. Price elects not to extend the employment term. The agreement provides for an initial annual base salary of $400,000, subject to annual increases but generally not subject to decreases. Under the agreement, Mr. Price is eligible to participate in performance-based cash bonus or equity award plans for the Company’s senior executives. Mr. Price will participate in employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets eligibility and other requirements.

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In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Price’s employment, Mr. Price will be entitled to receive a severance payment equal to 12 months of his then-current base salary. The agreement provides that any severance payments would be paid in installments over the course of a one-year period.

The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

The foregoing description of the employment agreement with Mr. Price is qualified by the actual employment agreement, which is filed as an exhibit to this report.

On August 20, 2014, the Company and Mr. Koller entered into an amendment to Mr. Koller’s agreement. The amendment provides that Mr. Koller shall remain employed by the Company for a six-month period unless either party delivers 60-day prior written notice of termination. It further provides that upon termination of Mr. Koller’s employment without cause, as defined in the original agreement, by the Company or Mr. Koller’s resignation with a minimum 60-day notice, Mr. Koller is entitled to receive a severance payment equal to 12 months of his then-current base salary, payable over 12 months. The amendment also increased Mr. Koller’s annual salary to $325,000 per year.

The foregoing description of the amendment to Mr. Koller’s employment agreement is qualified by the actual amendment to the employment agreement, which is filed as an exhibit to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 1.01 regarding the filing of the Certificate of Designation for the Series A Convertible Preferred Stock with the Minnesota Secretary of State are incorporated into this item by this reference.

Item 7.01	Regulation FD Disclosure.

On August 21, 2014, Wireless Ronin posted a slideshow presentation on its website. A copy of the slideshow presentation is filed as Exhibit 99.2 to this report.

Item 8.01	Other Events.

On August 21, 2014, Wireless Ronin issued a press release. A copy of the press release is filed as Exhibit 99.3 to this report.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to Merger Agreement dated as of August 20, 2014 (filed herewith).
3.1	Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed August 19, 2014 (filed herewith).
10.1	Securities Purchase Agreement dated as of August 18, 2014, by and among Wireless Ronin Technologies, Inc. and certain purchasers (filed herewith).
10.2	Form of Warrant to Purchase Common Stock of Wireless Ronin Technologies, Inc., issued to purchasers under the Securities Purchase Agreement dated as of August 18, 2014 (filed herewith).
10.3	Employment Agreement with Paul Price dated as of August 20, 2014 (filed herewith).
10.4	Amendment to the Amended and Restated Executive Employment Agreement with Scott Koller dated as of August 20, 2014 (filed herewith).
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith).
99.1	Audited Financial Statements of Creative Realities, LLC (filed herewith).
99.2	Press Release dated August 21, 2014 (filed herewith).
99.3	Slideshow presentation (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

Date: August 21, 2014	By:	/s/ Paul Price
Paul Price
Chief Executive Officer

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Exhibit INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Merger Agreement dated as of August 20, 2014
3.1	Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed August 19, 2014
10.1	Securities Purchase Agreement dated as of August 18, 2014, by and among Wireless Ronin Technologies, Inc. and certain purchasers
10.2	Form of Warrant to Purchase Common Stock of Wireless Ronin Technologies, Inc., issued to purchasers under the Securities Purchase Agreement dated as of August 18, 2014
10.3	Employment Agreement with Paul Price dated as of August 20, 2014
10.4	Amendment to the Amended and Restated Executive Employment Agreement with Scott Koller dated as of August 20, 2014.
23.1	Consent of Baker Tilly Virchow Krause, LLP.
99.1	Audited Financial Statements of Creative Realities, LLC
99.2	Press Release dated August 21, 2014
99.3	Slideshow presentation

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